EXHIBIT 10.23

MobileMail (US) Inc. Suite 5.18 MLS Business Centre 130 Shaftesbury Avenue London, England W1D 5EU

December 28, 2006

Pan-European Consortium Ltd
Room 1, Salamat house, La Pourdriere Lane
Victoria, Mahe, Seychelles

Attention: Annabelle Jean-Louis

Dear Annabelle,

Time Extension – Regulation S Subscription Agreement between MobileMail (US) Inc.
(“MobileMail”) and Pan-European Consortium Ltd. (“Pan-European”)

We write to confirm our mutual understanding, as discussed today, that Mobilemail and Pan-European will retroactively amend and replace Section 2.2. of the above noted Subscription Agreement to extend the proposed completion date of the financing from December 31, 2006 to March 31, 2007.

As such, please have Pan-European confirm their acknowledgment and agreement to the following amendment to the Subscription Agreement, by signing, dating and returning to us one copy of this letter.

Pan-European and Mobilemail hereby agree that Section 2.2 of the Subscription Agreement is hereby deleted in its entirely and replaced with the following:

2.2
Completion Date. The parties hereto agree that Subscriber’s subscription is irrevocable however the date of completion (the “Completion Date”) of the Subscriber’s subscription will be at such time prior to March 31, 2007 as may be determined by the Subscriber on providing the Company with written notice and the Subscription Price. Five business days following the Company’s receipt of such written notice and Subscription Price, the subscription will complete. The parties agree that should notice the Completion Date not have been delivered to the Company on or before March 24, 2007, the Company shall immediately provide the Subscriber with written notice that the Subscriber’s subscription will complete on March 31, 2007. Upon receipt of such notice from the Company, the Subscriber agrees to forthwith deliver to the Company the Subscription Price.

We look forward to receiving the acknowledgements at your earliest convenience.

Very truly yours,

MobileMail (US) Inc.

Per:	/s/ Gary Flint _____________________________________ Gary Flint, President and Chief Executive Officer

The amendment to Section 2.2 of the Letter of Intent between Mobilemail (US) Inc. and Pan-European is hereby accepted and agreed to this 28th day of December, 2006:

Pan-European Consortium Ltd.

a Seychelles corporation by its authorized signatory:

/s/ Gaetanne Antat
Signature of Authorized Signatory

Gaetanne Antat
Director, Axxess International Ltd.
Director, Pan-European Consortium Ltd.
Name and Position of Authorized Signatory